                                                                   EXHIBIT 10.8


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                              FORM OF SERVICE AGREEMENT

                 DATED AS OF THE ____  DAY OF ________________, 1997


                                    BY AND BETWEEN

                            PENTEGRA DENTAL GROUP, INC.,

                                         AND

                                    ______________


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

                                 TABLE OF CONTENTS

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    Relationship of the Parties. . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    Services to be Provided by Pentegra. . . . . . . . . . . . . . . . . . . . . .  5
         Section 3.1    Overall Function . . . . . . . . . . . . . . . . . . . . .  5
         Section 3.2    General Administrative Services. . . . . . . . . . . . . .  5
         Section 3.3    Facilities.  . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 3.4    Acquisition and Assistance.. . . . . . . . . . . . . . . .  7
         Section 3.5    Inventory and Supplies . . . . . . . . . . . . . . . . . .  7
         Section 3.6    Advertising and Public Relations . . . . . . . . . . . . .  7
         Section 3.7    Personnel. . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 3.8    Quality Assurance. . . . . . . . . . . . . . . . . . . . .  8
         Section 3.9    Other Consulting and Advisory Services . . . . . . . . . .  8
         Section 3.10   Events Excusing Performance. . . . . . . . . . . . . . . .  8

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Obligations of the Practice. . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 4.1    Employment of Practice Professional Employees and
                         Practice Employees. . . . . . . . . . . . . . . . . . . .  8
         Section 4.2    Professional Services. . . . . . . . . . . . . . . . . . .  8
         Section 4.3    Dental Practice. . . . . . . . . . . . . . . . . . . . . .  9
         Section 4.4    Practice's Internal Matters. . . . . . . . . . . . . . . .  9
         Section 4.5    Compliance with Laws . . . . . . . . . . . . . . . . . . .  9
         Section 4.6    Ancillary Services; Mergers, Sales, etc.; Issuance of
                         Equity Interests. . . . . . . . . . . . . . . . . . . . .  9
         Section 4.7    Premises and Personal Property . . . . . . . . . . . . . .  9
         Section 4.8    Practice Employee Benefit Plans. . . . . . . . . . . . . . 10
         Section 4.10   Subsequent Equity Owners of the Practice . . . . . . . . . 11

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    Joint Planning Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 5.1    Formation and Operation of the Joint Planning Board. . . . 11

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    Practice Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Section 6.1    Acknowledgement of Proprietary Interest. . . . . . . . . . 12
         Section 6.2    Covenant Not-to-Divulge Confidential and Proprietary
         Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Section 6.3    Return of Materials to Pentegra. . . . . . . . . . . . . . 12
         Section 6.4    Prohibition on Disparaging Remarks . . . . . . . . . . . . 12
         Section 6.5    Restrictive Covenants of Dentists and Practice
                         Professional Employees. . . . . . . . . . . . . . . . . . 12
         Section 6.6    Enforcement of  Employment Agreements. . . . . . . . . . . 13
         Section 6.7    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    Financial and Security Arrangements. . . . . . . . . . . . . . . . . . . . . . 13
         Section 7.1    Compensation . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 7.2    Capital Made Available by Pentegra . . . . . . . . . . . . 14


         Section 7.3    Security Agreement . . . . . . . . . . . . . . . . . . . . 14

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    Insurance and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 8.1    Insurance to be Maintained by the Practice . . . . . . . . 14
         Section 8.2    Insurance to be Maintained by Pentegra . . . . . . . . . . 14
         Section 8.3    Continuing Liability Insurance Coverage. . . . . . . . . . 14
         Section 8.4    Additional Insureds. . . . . . . . . . . . . . . . . . . . 15
         Section 8.5    Indemnification. . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    Term and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 9.1    Term of Agreement. . . . . . . . . . . . . . . . . . . . . 15
         Section 9.2    Extended Term. . . . . . . . . . . . . . . . . . . . . . . 15
         Section 9.3    Termination by the Practice. . . . . . . . . . . . . . . . 15
         Section 9.4    Termination by Pentegra. . . . . . . . . . . . . . . . . . 16
         Section 9.5    Effective Date of Termination. . . . . . . . . . . . . . . 16
         Section 9.6    Purchase of Assets . . . . . . . . . . . . . . . . . . . . 16
         Section 9.7    Terms of Purchase. . . . . . . . . . . . . . . . . . . . . 17
         Section 9.8    Exception to Purchase. . . . . . . . . . . . . . . . . . . 17
         Section 9.9    Effect Upon Termination. . . . . . . . . . . . . . . . . . 18

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section 10.1   Assignment . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section 10.2   Amendments . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section 10.3   Waiver of Provisions . . . . . . . . . . . . . . . . . . . 18
         Section 10.4   Additional Documents . . . . . . . . . . . . . . . . . . . 18
         Section 10.5   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . 19
         Section 10.6   Contract Modifications for Prospective Legal Events. . . . 19
         Section 10.7   Offset . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         Section 10.8   Parties In Interest; No Third Party Beneficiaries. . . . . 19
         Section 10.9   Entire Agreement . . . . . . . . . . . . . . . . . . . . . 19
         Section 10.10  Severability . . . . . . . . . . . . . . . . . . . . . . . 19
         Section 10.11  Governing Law. . . . . . . . . . . . . . . . . . . . . . . 19
         Section 10.12  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . 19
         Section 10.13  Language Construction. . . . . . . . . . . . . . . . . . . 20
         Section 10.14  Communications . . . . . . . . . . . . . . . . . . . . . . 20
         Section 10.15  Captions . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section 10.16  Gender and Number. . . . . . . . . . . . . . . . . . . . . 20
         Section 10.17  Reference to Agreement . . . . . . . . . . . . . . . . . . 20
         Section 10.18  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section 10.19  Counterparts . . . . . . . . . . . . . . . . . . . . . . . 21
         Section 10.20  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . 21
         Section 10.21  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . 21


LIST OF EXHIBITS

    Exhibit 1.1(h)(vi)  -    Excluded Practice Expenses
    Exhibit 3.3         -    Premises
    Exhibit 4.8(c)      -    Approved Retirement Plans
    Exhibit 4.10        -    Dentist Agreement
    Exhibit 7.1(b)      -    Service Fee
    Exhibit 7.3         -    Form of Security Agreement
    Exhibit 10.18       -    Addresses for Notice

                                  SERVICE AGREEMENT

    This Service Agreement (this "Agreement"), dated as of __________________, 1997, is by and between Pentegra Dental Group, Inc., a Delaware corporation ("Pentegra"), and ________________, (the "Practice")

                                 W I T N E S S E T H:

    WHEREAS, the Practice conducts a dental practice and provides professional dental care and products to the general public; and

    WHEREAS, Pentegra and its Affiliates manage the non-professional functions of dental practices.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

    SECTION 1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

         (a) "Acquisition" shall mean the acquisition described in the Acquisition Agreement.

         (b) "Acquisition Agreement" shall mean the ______________, dated ________________, among _____________________________.

         (c) "Acquisition Closing Date" shall mean the date the Acquisition is effective pursuant to the terms of the Acquisition Agreement.

         (d) "Affiliate" with respect to any person shall mean a person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such person. Pentegra and the Practice shall not be deemed to be an Affiliate of the other.

        (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f) "Dentists" shall mean _______________________ and any holder of any equity interest in the Practice.

        (g) "Employment Agreements" shall mean the employment agreements entered into between the Practice and each Dentist in the form set forth as an exhibit to the Acquisition Agreement and any employment agreements entered into between the Practice and Practice Professional Employees.

       (h) "Excluded Practice Expenses" shall mean, pursuant to GAAP applied on a consistent basis:

               (i) any salaries or other distributions made to any Dentists or any equity holder of the Practice, whether for professional fee income or otherwise, and any expenses related thereto, including payroll and other taxes associated therewith,

               (ii) all costs associated with life insurance and profit sharing or pension benefits for any Dentist or any equity holder of the Practice,

              (iii) any federal, state or local franchise or income taxes applicable to the Practice or any Dentist and the preparation of tax returns for any Dentist,

              (iv) legal, accounting and other costs incurred by the Practice or any Dentist in connection with the negotiation, preparation of or closing of the transactions contemplated by the Acquisition Agreement, this Agreement or any other document executed in connection herewith or therewith,

              (v) salaries and benefits and related payroll and other taxes of Practice Professional Employees not included in the Practice operating budget or not otherwise agreed to by Pentegra in the manner set forth in SECTION 5.1(b), and

              (vi) any other expenses specifically included in "Excluded Practice Expenses" in this Agreement and the expenses set forth on
         EXHIBIT 1.1(h)(vi).

         (i) "Fair Market Value" shall mean the fair market value as agreed to by the Practice and Pentegra, or if the parties cannot agree to such value by ninety (90) days prior to the Purchase Closing, fair market value as determined by an Independent Financial Expert selected by Pentegra; provided, however, that if the Practice shall object to such determination within ten (10) days after being notified thereof by Pentegra, the Practice and Pentegra shall each select an Independent Financial Expert who shall select another Independent Financial Expert to determine fair market value and the value determined by such third party Independent Financial Expert shall be binding on the parties hereto. Independent Financial Expert shall mean any entity regularly engaged in the business of evaluating assets of dental Practices and associated businesses and who is not an Affiliate of Pentegra, the Practice or any Dentist.

        (j) "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and Securities and Exchange Commission or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

        (k)    "IRS" shall mean the Internal Revenue Service.

        (l) "Joint Planning Board" shall mean a three (3) member joint board established pursuant to SECTION 5.1.

        (m) "Pentegra Common Stock" shall mean the common stock, par value $0.01 per share, of Pentegra.

        (n) "Pentegra Expenses" shall mean, pursuant to GAAP applied on a consistent basis:

              (i) Any corporate overhead charges of Pentegra and other items incurred by Pentegra that are not incurred specifically for the purpose of providing services to the Practice or are not directly attributable to the Practice as reasonably determined by Pentegra, including without limitation, salaries and benefits of executive officers of Pentegra;

             (ii) Any amortization of any intangible asset resulting from the Acquisition;

             (iii) Any legal and accounting expenses incurred by Pentegra in connection with the Acquisition;

             (iv) All taxes of Pentegra, including but not limited to local, state and federal income taxes and franchise taxes, but excluding local, state and federal employee taxes related to any Dentist or employees who provide services for the Practice, property taxes on assets used by the Practice or any Dentist and other taxes specifically included in Excluded Practice Expenses or Practice Expenses; and

              (v) Any other expenses specifically included in "Pentegra Expenses" in this Agreement.

         (o) "Practice" shall include the Practice as defined in the first paragraph of this Agreement and all satellite locations and related businesses of such Practice.

         (p) "Practice Employees" shall mean those non-dentist licensed individuals (such as hygenists) who are employed by or otherwise under contract or associated with the Practice that generate a professional charge, and that are required by law to be employed by the Practice.

         (q) "Practice Expenses" shall mean, pursuant to GAAP, all operating and non-operating expenses of Pentegra incurred in the operation of the Practice and all operating and non-operating expenses of the Practice incurred by the Practice in the operation of the Practice, including, without limitation (and other than as set forth on EXHIBIT 1.1(h)(vi)):

              (i) Salaries, benefits and other direct costs of all employees of Pentegra (other than officers of Pentegra located at Pentegra's headquarters) who perform services directly for the Practice, and for those who perform services on a proportionate basis for the Practice, the allocated portion of their time which is spent on the Practice, and all salaries and benefits of Practice Employees including, without limitation, federal and state employee taxes and costs related to workers' compensation;

             (ii) Direct costs of all employees (other than officers of Pentegra located at Pentegra's headquarters) or consultants of Pentegra and their Affiliates engaged to provide services at or in connection with the Practice or who actually provide services at or in connection with the Practice for improved performance, such as quality assurance, materials management, purchasing program, charge and coding analysis, dentist recruitment, and business office consultation; provided, however, only the portion of expenses related to such employee or consultant, without mark-up, that is allocable to work performed at or for the benefit of the Practice shall be included in Practice Expenses; provided, however, that any third-party consultants shall be approved by the Practice, such approval not to be unreasonably withheld;

           (iii) The obligations of Pentegra under leases or subleases for assets which are leased or utilized for the benefit of the Practice;

           (iv) Real, personal and intangible property taxes assessed against Pentegra's assets which are leased or utilized for the benefit of the Practice, commencing on the date of this Agreement;

            (v) All costs, fees, expenses and other disbursements incurred in connection with the Premises (as defined in SECTION 3.3) and the Personal Property (as defined in SECTION 3.3), including, without limitation, all costs of repairs, maintenance and improvements, utility expenses (i.e., telephone, electric, gas and water), janitorial services, refuse disposal, real or personal property lease cost payments and expenses, taxes and casualty, liability and other insurance;

           (vi) Any tax assessed against the Practice or any Dentist by any state in which the Practice or any Dentist practices dentistry and any sales and use taxes assessed against the Practice or any Dentist related to Practice operations, the practice of dentistry by any Dentist or assessed against Pentegra related to services or property provided hereunder;

           (vii) Expenses related to professional meetings, seminars and dues and professional licensing fees of any Dentist, any Practice Employee, any Practice Professional Employee or related to the business of the Practice;

          (viii) The costs of third-party preparation of (and/or the costs of Pentegra as agreed to between the Practice and Pentegra for the preparation of) tax returns and similar matters for the Practice;

           (ix) Salaries and benefits of Practice Professional Employees as agreed to by Pentegra pursuant to SECTION 5.1 hereof;

           (x) Interest expense on indebtedness incurred in connection with assets acquired or utilized (other than the assets acquired in the Acquisition) by Pentegra for the benefit of the Practice; interest expense on indebtedness incurred by the Practice in connection with Pentegra making advances or capital available to the Practice and in providing other services pursuant to this Agreement; book basis depreciation expense on any assets acquired or utilized by Pentegra (other than the assets acquired in the Acquisition) for the benefit of the Practice, determined by applying the straight line method of depreciation over the useful life of the asset.

           (xi) All expenses specifically included in "Practice Expenses" in this Agreement;

           (xii) Other expenses incurred by Pentegra in providing services for the direct benefit of the Practice or any Dentist or in carrying out its obligations under this Agreement, including without limitation, the Practice's pro rata share of the costs (without markup) of a central business office if one is established for the payroll and accounting functions of the Practice (other than costs incurred in connection with the headquarters of Pentegra); and

    Provided, however, that, notwithstanding anything contained herein, Pentegra Expenses and Excluded Practice Expenses shall not be included in Practice Expenses.

        (r) "Practice Professional Employees" shall mean those individuals who are dentists employed by the Practice or otherwise under contract or associated with the Practice to provide professional dental services to patients of the Practice; provided, however, that the Dentists shall be excluded from the definition of Practice Professional Employees.

        (s) "Revenues" for any month, shall mean, pursuant to GAAP, all fees and income of the Practice and the Dentists (net of Adjustments) including, without limitation, the fees and income as a result of professional services furnished to patients by Dentists, Practice Professional
    Employees, Practice Employees or employees of the Practice or any Dentist and other fees or income generated in their capacity as professionals,
    whether rendered in an inpatient or outpatient setting.   "Adjustments"
    shall mean any
    adjustments for uncollectible accounts, discounts, disallowances, worker's compensation, employee/dependent health care benefit programs, professional courtesies and other activities to the extent they do not generate a collectible fee or offset of fee previously recorded.

                                      ARTICLE II

                             RELATIONSHIP OF THE PARTIES

    The Practice and Pentegra intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Pentegra and the Practice agree that the Practice shall retain the exclusive authority to direct the dental, professional, and ethical aspects of its dental practice. Pentegra shall neither exercise control over nor interfere with the patient relationships of the Practice or the Dentists, which shall be maintained strictly between the dental professionals of the Practice, the Dentists and their patients. The parties hereby agree that the benefits to the Practice hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by Pentegra or any of its Affiliates to any of the Practice's or Dentist's patients in any facility or laboratory controlled, managed or operated by Pentegra.

                                     ARTICLE III

                         SERVICES TO BE PROVIDED BY PENTEGRA

    SECTION 3.1 OVERALL FUNCTION. Pentegra shall provide or arrange for the services set forth in this ARTICLE III, and the costs, fees, expenses and other disbursements incurred by Pentegra in connection therewith shall be included in Practice Expenses, except to the extent such costs, fees or expenses are expressly included in Excluded Practice Expenses or Pentegra Expenses. Pentegra is authorized to perform its services hereunder as is necessary or appropriate for the efficient operation of the Practice. The Practice will not act in a manner that would prevent Pentegra from performing its duties hereunder and will provide such information and assistance to Pentegra as is reasonably required by Pentegra to perform its services hereunder. Pentegra shall, and shall use its best efforts to cause its employees to, comply with all applicable federal, state and local laws, rules and regulations in its provision of services hereunder.

    SECTION 3.2    GENERAL ADMINISTRATIVE SERVICES.

         (a) The Practice hereby engages Pentegra to serve as its exclusive manager of non-dental services relating to the operation and business of the Practice. The Practice agrees that the purpose and intent of this Agreement is to relieve the Practice to the maximum extent possible of the administrative, accounting, purchasing, non-dentist personnel and other business aspects of their practices. Pentegra agrees that the Practice, the Dentists and Practice Professional Employees, and only the Practice, the Dentists and Practice Professional Employees, will perform the dental functions of the Practice; provided, however, that to the extent that a Pentegra employee assists a Dentist, any Practice Professional Employee or the Practice in performing dental functions, such employee shall be subject to the professional direction and supervision of such Dentist, Practice Professional Employee or Practice and in the performance of such dental functions, shall not be subject to any direction or control by, or liability to, Pentegra, except as may be specifically authorized by Pentegra. Pentegra shall have no authority, directly or indirectly, to perform or supervise, and shall not perform or supervise, any dental function. Pentegra may, however, advise the Practice as to the relationship between its performance of dental functions and the overall administrative and business functions of its practice to the extent permitted by applicable law.

         (b) Pentegra shall, in the name of and on behalf of the Practice and the Dentists, bill patients, insurance companies, managed care payors, governmental entities and other third-party payors and collect the professional and ancillary fees for services rendered by the Practice, for services performed outside the Practice for its patients, for all other professional and Practice services and products and for services rendered by the Practice, the Dentists and Practice Employees. The Practice hereby appoints Pentegra for the term of this Agreement to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients, insurance companies, managed care payors, government payors and other third-party payors in the Practice's name and on its behalf; (ii) to collect accounts receivable resulting from such billing in the Practice's name and on its behalf; (iii) to receive payments on behalf of the Practice from insurance companies, prepayments received from health care plans, government payors and all other third party payors; (iv) to take possession of and endorse in the name of the Practice (and/or in the name of an individual dentist, such payment intended for purpose of payment of a bill related to the Practice), any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable and to open, close and otherwise deal with bank accounts in the name of the Practice but which are managed by Pentegra; and (v) to initiate the institution of legal proceedings in the name of the Practice or a Practice Professional Employee to collect any accounts and monies owed to the Practice, any Dentist or a Practice Professional Employee, to enforce the rights of the Practice, any Dentist or any Practice Professional Employee as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payors. The Practice may perform the functions or exercise the rights set forth in this SECTION
    3.2(b) only with the consent of Pentegra.   The Practice shall cooperate
    with and at the request of Pentegra shall provide reasonable assistance to Pentegra with the functions set forth herein.

         (c) Pentegra shall supply to the Practice the ordinary, necessary or appropriate services for the efficient operation of the Practice, including without limitation, necessary front desk, administration of recall and patient scheduling systems, clerical, accounting, purchasing, payroll, legal, bookkeeping and computer services, information management, printing, postage and duplication services and transcribing services. Pentegra shall prepare annual and monthly unaudited financial statements for the Practice containing a balance sheet and income statement, which shall be delivered to the Practice as soon as practicable, but no later than 45 days after the end of each calendar month and 120 days after the end of each calendar year. Any audits to be conducted at the request of the Practice with respect to such financial statements shall be an Excluded Practice Expense.

         (d) Pentegra shall maintain all files and records of the Practice relating to the operation and business of the Practice, including, but not limited to, accounting, billing, collection and customary financial records and patient files. The management of all files and records shall comply with all applicable federal, state and local statutes and regulations, and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. The Practice shall supervise the preparation of, and direct the contents of, patient records, all of which shall remain confidential. All original patient records shall be and remain the property of the Dentists or the Practice, as required by applicable law, except as provided in the Dentist Agreement.

         (e) The Joint Planning Board, in consultation with Pentegra, shall submit the annual operating and capital budget for the Practice to Pentegra at least one hundred twenty (120) days prior to the end of each fiscal
    year.   Pentegra shall review and approve, or disapprove, such budget and if Pentegra shall disapprove of such budget, it shall provide its reasons
    to the Practice.   The parties hereto agree to use their best efforts to
    agree to such annual operating and capital budget for the Practice no later
    than thirty (30) days prior to the end of each fiscal year.   All Non-
    Budgeted Expenses (including salaries/benefits of Practice Professional Employees) shall be subject to the approval of Pentegra. Non-Budgeted Expenses shall mean those expenses not set forth on the budget prepared by the Joint Planning Board and approved by Pentegra.

    SECTION 3.3    FACILITIES.

         (a) PREMISES. Pentegra shall make available to the Practice the premises that are described in EXHIBIT 3.3 attached hereto and such other real property leased or acquired (with the consent of the Practice, such consent not to be unreasonably withheld) and improvements made by Pentegra for the use of the Practice hereunder ("Premises"); provided, that in the event that Pentegra's right to use any such Premises shall terminate, Pentegra shall use its best efforts to provide other suitable premises to be used by the Practice, which premises shall be approved by the Practice, such approval not to be unreasonably withheld. Pentegra shall obtain for the Practice all utilities reasonably required in connection with the use of the Premises and shall provide for the proper cleanliness of the Premises, including normal janitorial services and refuse disposal.

         (b) PERSONAL PROPERTY. Pentegra shall provide the Practice with the use of the equipment, furniture, fixtures, furnishings and other personal property acquired by Pentegra in the Acquisition, together with such other equipment, furniture, fixtures, furnishings and other personal property acquired by Pentegra for the use of Practice pursuant to the terms hereof (collectively, the "Personal Property").

         (c)  DISPOSITION.   Nothing herein shall be construed as precluding
    Pentegra from selling, leasing or otherwise disposing of all or any part of its real property, improvements, Personal Property, tradenames, trademarks and other intangible property; provided that any such disposition shall not eliminate or diminish Pentegra's obligations hereunder or unreasonably interfere with the operations of the Practice.

    SECTION 3.4 ACQUISITION AND ASSISTANCE. In the event a decision is made by the Practice to employ additional dentists or acquire dental groups or practices, Pentegra may, in its reasonable discretion and subject to applicable law, assist the Practice in the identification and selection of dentists or dentist groups or practices that may be beneficial in the operation of the Practice. In the event that a decision is made by the Practice to pursue the employment of selected dentists or the acquisition of a particular dental group or practice, Pentegra may, in its reasonable discretion and subject to applicable law, provide recruiting, consulting, negotiating and other services and may provide for legal, accounting and other professional advisor services in connection with such transaction. Nothing contained herein shall be construed to require Pentegra to provide any capital, funds or other assistance to the Practice in connection with the employment of dentists or acquisition of dental groups or practices by the Practice.

    SECTION 3.5 INVENTORY AND SUPPLIES. Pentegra shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which are requested by the Practice and which the Practice shall reasonably determine to be necessary in the operation of the Practice. Such inventory, supplies and other materials shall be included in Practice
Expenses at their pro rata cost  (without markup) to Pentegra.    Pentegra
shall use its best efforts to negotiate, establish, supervise and maintain purchasing contracts with suppliers of dental supplies and equipment and lab services for the benefit of the Practice.

    SECTION 3.6 ADVERTISING AND PUBLIC RELATIONS. In consultation with, and upon the reasonable request of, the Practice, Pentegra shall implement and design (where requested) any appropriate local public relations or advertising program on behalf of the Practice, with appropriate emphasis on public awareness of the availability of services at the Practice, the cost of which shall be a Practice Expense. Upon the reasonable request of the Practice, Pentegra shall also design and implement all national or other local and non-local public relations or advertising programs on behalf of the Practice, the cost of which shall be included in Practice Expenses. The parties hereto agree that all public relations and advertising programs shall be conducted in compliance with applicable standards of ethics, laws and regulations.

    SECTION 3.7 PERSONNEL. Pentegra shall provide non-dentist professional support and administrative, clerical, secretarial, bookkeeping and collection personnel as reasonably necessary for the efficient conduct of
the Practice's operations.   Pentegra shall consult with the Practice to
determine the salaries and fringe benefits to be paid to such personnel.
Such personnel shall be under the direction, supervision and control of Pentegra, with those personnel performing patient care services subject to the professional supervision of the Practice and Dentists while such personnel are performing such patient care services. If the Practice is dissatisfied with the services of any Pentegra personnel, the Practice shall consult with Pentegra.
 Pentegra shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be reassigned or terminated. Additionally, upon the reasonable request of the Practice (and provided that such expense is provided for in the Budget), Pentegra shall hire such non-dentist professional support and administrative staff for the Practice as
is reasonably requested by the Practice.   All of Pentegra's obligations
regarding staff shall be governed by the overriding principle and goal of providing high quality dental care. Employee assignments shall be made to assure consistent and continued rendering of high quality dental support services and to ensure prompt availability and accessibility of individual dental support personnel to the Practice, Dentists and other practices for which Pentegra provides management services in order to develop constant, familiar and routine working relationships.

    SECTION 3.8 QUALITY ASSURANCE. Subject to ARTICLE II, Pentegra shall assist the Practice in fulfilling its obligations to its patients to maintain a high quality of dental and professional services and the expenses incurred in connection therewith shall be Practice Expenses.

    SECTION 3.9 OTHER CONSULTING AND ADVISORY SERVICES. Pentegra will provide such consulting and other advisory services as requested by the Practice in all areas of the Practice's or the Dentists' business functions, including, without limitation, financial planning, acquisition and expansion strategies, development of long-term business objectives and other related matters. The costs and expenses of third party consultants engaged by Pentegra to provide such services shall be Practice Expenses.

    SECTION 3.10 EVENTS EXCUSING PERFORMANCE. In the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which Pentegra has no control, Pentegra shall not be liable to the Practice for failure to perform any of the services required hereunder and the Practice shall not have the right to terminate this Agreement for so long as such events continue and for a reasonable period of time thereafter; provided, however, that if such events continue and Pentegra is not able to perform any of the services required hereunder for a period of 120 consecutive days or more, Pentegra or Practice may terminate this Agreement by written notice to the other.

                                      ARTICLE IV

                             OBLIGATIONS OF THE PRACTICE

    SECTION 4.1 EMPLOYMENT OF PRACTICE PROFESSIONAL EMPLOYEES AND PRACTICE EMPLOYEES. The Practice shall have complete control of and responsibility for the hiring, compensation, supervision, training, evaluation and termination of their Practice Professional Employees and Practice Employees, although at the request of the Practice, Pentegra and/or the Joint Planning Board (as set forth in SECTION 5.1) shall consult with the Practice with respect to such matters. The Practice shall conduct an appropriate and reasonable due diligence review in connection with the hiring of any dentist or the acquisition of any dental group or practice. Although Pentegra may provide payroll and other related services to the Practice, the Practice shall be legally responsible for the payment of such Dentists' and Practice Professional Employees' and the Practice Employees' salaries and wages, payroll taxes and all other taxes now or hereafter applicable to their employment. Such salaries, wages, payroll taxes and other such taxes shall be Practice Expenses or Excluded Practice Expenses as set forth in SECTION 1.1 hereof and nothing contained herein shall be construed otherwise. The Practice, the Dentists, the Practice Professional Employees and the Practice Employees shall not have any claim under this Agreement or otherwise against Pentegra for workers' compensation, unemployment compensation or Social Security benefits, all of which shall be the responsibility of the Practice. The Practice shall only employ or contract with licensed dentists or other persons meeting applicable credentialing guidelines established by the Practice and approved by the Joint Planning Board. The Practice shall cooperate in the obtaining and retaining of professional liability insurance by ensuring that the Dentists, Practice Professional Employees and the Practice

Employees, and other employees who may have malpractice exposure or liability, are insurable and participate in an on-going risk management program.

    SECTION 4.2 PROFESSIONAL SERVICES. The Practice shall provide professional services to patients in compliance at all times with ethical standards, laws, rules and regulations applicable to the operations of the Practice, the Dentists and the Practice Professional Employees. The Practice shall ensure that each Dentist, Practice Employee and Practice Professional Employee has all required licenses, credentials, approvals or other certifications to perform his or her duties and services for the Practice.
In the event that any disciplinary actions or malpractice actions are initiated against any Dentist or Practice Professional Employee, the Practice shall promptly inform Pentegra of such action and the underlying facts and circumstances. The Practice shall carry out a program to monitor the quality of care practiced by the Dentists and at the Practice, and agree to cooperate with Pentegra in establishing a system of peer review within and among the dental practices associated with Pentegra or its Affiliates.

    SECTION 4.3 DENTAL PRACTICE. The Practice shall use and occupy the Premises exclusively for the practice of dentistry and for providing other related services and products. Unless otherwise approved in writing by Pentegra, which approval shall not be unreasonably withheld, it is expressly acknowledged by the Practice that the dental practice or practices conducted by the Practice shall be conducted solely by dentists associated with the Practice, and that the Practice shall not permit any other dentists or practitioner to use or occupy the Practice. The Practice and the Dentists shall be solely and exclusively in control of all aspects of the practice of dentistry and the delivery of services by the Dentists or at the Practice's facilities. The rendition of all professional services, including, but not limited to, diagnosis, treatment, therapy and the supervision and preparation of dental records shall be the sole responsibility of the Practice.. Notwithstanding any provision of this Agreement to the contrary, nothing herein shall be construed as precluding Pentegra from permitting the use of or from entering into agreements with other dentists or entities owned by other dentists similar to this Agreement, with respect to the Premises, Personal Property and tradenames and trademarks of Pentegra utilized by the Practice pursuant to this Agreement; provided any such other agreement shall not eliminate or diminish Pentegra's obligations hereunder or unreasonably interfere with the Practice's operations.

    SECTION 4.4 PRACTICE'S INTERNAL MATTERS. The Practice shall be responsible for matters involving its respective corporate governance, employees and similar internal matters, including, but not limited to, preparation and contents of such reports to regulatory and tax authorities governing the Practice that the Practice is required by law to provide and distribution of professional fee income among the Dentists or the equity holders of the Practice. The legal, accounting and other professional services fees incurred by the Practice in connection with the internal matters of the Practice, the distribution of the fee income among Dentists or equity holders of the Practice and the personal accounting of the Practice and the Dentists and similar internal and personal matters (other than the preparation of Practice tax returns, which cost shall be a Practice Expense) shall be Excluded Practice Expenses.

    SECTION 4.5 COMPLIANCE WITH LAWS. The Practice shall, and shall use its best efforts to cause the Dentists, the Practice Employees and the Practice Professional Employees, to comply with all applicable federal, state and local laws, rules, regulations and restrictions in the conduct of the Practice's business. Without limiting the generality of the foregoing, the Practice shall, and shall use its best efforts to cause the Dentists, Practice Employees and Practice Professional Employees not to: (a) knowingly and willfully make or cause to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully make or cause to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;
(c) fail to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; or (d) violate any applicable state or federal anti-remuneration or self-referral statutes, rules or regulations.

    SECTION 4.6 ANCILLARY SERVICES; MERGERS, SALES, ETC.; ISSUANCE OF EQUITY INTERESTS. The Practice agrees not to acquire, establish or commence the operation of any satellite location, dental office, laboratory or similar entity or organization after the date hereof without the prior written consent of Pentegra, which consent shall not be unreasonably withheld. Should the expansion of service or establishment of a new Practice or location be approved,

Pentegra, at its option, shall have the exclusive right to provide services at the new Practice or the Practice, as applicable. The Practice shall not enter into any agreement for the sale, lease of or other disposition of all or any material portion of the Practice's assets, merge or consolidate with any other entity or liquidate or dissolve or wind-up Practice's affairs or enter into any partnerships, joint ventures or sale-leaseback transactions or purchase or otherwise acquire (in one or a series of transactions) any part of the property or assets of any other person or entity without the prior written consent of Pentegra. The Practice shall not issue any equity interests in the Practice without the prior written consent of Pentegra.

    SECTION 4.7 PREMISES AND PERSONAL PROPERTY. The Practice shall use its best efforts to prevent damage, excessive wear and tear, and malfunction or other breakdown of the Premises and Personal Property or any part thereof.
 The Practice shall promptly inform Pentegra in writing of any and all necessary replacements, repairs or maintenance to any of the Premises or Personal Property and any failures of equipment that they become aware of. The Practice shall comply with all covenants and provisions set forth in any leases for the Premises entered into or assumed by Pentegra and Pentegra agrees to provide copies of all such leases to the Practice.

    SECTION 4.8    PRACTICE EMPLOYEE BENEFIT PLANS.

         (a) Effective on the Acquisition Closing Date, the Practice shall amend the tax-qualified retirement plan(s) described on EXHIBIT 4.8(c) (the "Practice Plan") to provide that employees of Pentegra who are classified as "leased employees" (as defined in Code Section 414(n)) of the Practice shall be treated as Practice employees for purposes of the
    Practice Plan to the extent required by applicable law.   The Practice and
    Pentegra shall establish mutually agreeable procedures with respect to the identification of "leased employees" for purposes of the Practice Plan. Such procedures shall be designed to avoid the tax disqualification of the Practice Plan, similar plans of practices similarly situated, and any similar plan sponsored or maintained by the Pentegra from time to time (collectively, the "Plans").

         (b) If the Joint Planning Board determines that the relationship between the Pentegra and the Practice (and other Practices similarly situated) constitutes an "affiliated service group" (as defined in Code
    Section 414(m)), Pentegra and the Practice shall take such actions as may be necessary to avoid the tax disqualification of the Plans. Such actions may include the amendment, freeze, termination or merger of the Practice Plan.

         (c) The Plans described on EXHIBIT 4.8(c) attached hereto are approved by Pentegra. The Practice shall not enter into any new "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") without the written consent of Pentegra. In addition, the Practice shall not offer any retirement benefits or make any material retirement payments other than under the Practice Plan to any stockholder of the Practice without the written consent of Pentegra. Except as otherwise required by law, the Practice shall not materially amend, freeze, terminate or merge the Practice Plan without the written consent of Pentegra. Notwithstanding anything contained herein to the contrary, the Practice acknowledges and agrees that it will not maintain a self-funded employee welfare benefit plan after the Acquisition Closing Date.

         (d) Expenses incurred in connection with the Practice Plan or other Practice employee benefit plans, including without limitation the compensation of counsel, accountants, corporate trustees, and other agents shall be included in Practice Expenses.

         (e) The contribution and administration expenses for all employees of Pentegra or the Practice other than the Dentists shall be included in the Practice's operating budget. The Practice and Pentegra shall not make employee benefit plan contributions or payments to the Practice for their respective employees in excess of such budgeted amounts unless required by law or the terms of the Practice Plan. Pentegra shall make contributions or payments with respect to the Practice Plan or other Practice employee benefit plans, as a

    Practice Expense, on behalf of eligible employees of Pentegra. The Practice shall make contributions or payments with respect to the Practice Plan or other Practice employee benefit plans, as a Practice Expense, on behalf of eligible employees of the Practice (other than Dentists, which contributions or payments shall be Excluded Practice Expenses). In the event a Practice Plan or other Practice employee benefit plan is terminated, Pentegra shall be responsible, as a Practice Expense, for any funding liabilities related to eligible Practice Professional Employees, designated leased employees, and other eligible Practice employees (other than the Dentists).

    SECTION 4.9 BANK ACCOUNTS. The Practice agrees to establish and maintain a bank account for the purpose of (a) depositing Revenues, (b) paying Practice Expenses, (c) depositing Capital Funds, and (d) paying the Service Fee. The Practice shall designate a Pentegra employee as a signatory on such bank account. Pentegra shall pay Practice Expenses from such account as those expenses become due and funds are available. Pentegra shall also be authorized to withdraw the Service Fee from such account on the date due
pursuant to SECTION 7.1(c).    During each month, the Practice shall not, and
the Practice shall cause the Dentists not to, withdraw at any time from any bank accounts that contain sums constituting Revenues or Capital Funds in an amount constituting the Practice Expenses and Service Fee anticipated to be payable, pursuant to the budget or otherwise. During each month, Pentegra shall not withdraw at any time from any bank accounts that contain sums constituting Revenues or Capital Funds an amount in excess of Practice Expenses and Service Fee anticipated to be payable for the then current month, pursuant to the budget or otherwise. In the event of a dispute or objection as to the applicable Service Fee to be withdrawn from such account, the parties agree that the amount that is not subject to dispute or objection may be withdrawn as provided herein and to use their best efforts to mutually agree as to the remainder of the Service Fee due and payable. If the parties are unable to agree as to such amount and right of withdrawal within ten business days, the determination of such amount and right of withdrawal shall be subject to arbitration as provided in SECTION 10.21 hereof.

    SECTION 4.10 SUBSEQUENT EQUITY OWNERS OF THE PRACTICE. As a condition to any person or entity becoming a owner of any interest in the Practice, the Practice shall require that such person or entity execute a Dentist Agreement in the form of EXHIBIT 4.10 attached hereto, and such person or entity shall execute an Employment Agreement in form and substance attached as an Exhibit to the Acquisition Agreement.

                                      ARTICLE V

                                 JOINT PLANNING BOARD

    SECTION 5.1    FORMATION AND OPERATION OF THE JOINT PLANNING BOARD.

         (a) The parties hereto shall establish a Joint Planning Board which shall be responsible for developing long-term strategic planning objectives and management policies for the overall operation of the Practice and shall facilitate communication and interaction between Pentegra and the Practice. The Joint Planning Board shall consist of three (3) members. Pentegra shall designate, in its sole discretion, one (1) member of the Joint Planning Board. The Practice shall designate, in its sole discretion, two
    (2) members of the Joint Planning Board. The act of a majority of the members of the Joint Planning Board shall be the act of the Joint Planning Board.

         (b) The Joint Planning Board shall, in addition to the responsibilities set forth elsewhere in this Agreement, have the authority to (i) develop and assist the Practice in implementing long-term strategic objectives, (ii) prepare proposals and make recommendations to the Board of Directors of Pentegra regarding capital expenditures, capital improvements and expansion projects on behalf of the Practice and the Dentists, (iii) assist and consult with Pentegra in preparation of the annual capital and operating budgets of the Practice, (iv) consider and make recommendations regarding grievances pertaining to matters not specifically addressed in this Agreement if such matters are referred to it by the Practice or Pentegra, (v) make recommendations to the Practice regarding the number and type of dentists required for the efficient operation of the Practice, (vi) subject to the provisions contained in SECTION 4.8, make decisions and recommendations regarding the Practice Plan; (vii) develop and assist the Practice in implementing an exit strategy in the event of retirement or semi-retirement of a Dentist to cover issues such as securing replacement coverage for the Dentist and/or buyout provisions for the Dentist's ownership of the Practice; and (viii) make recommendations to the Practice regarding the salaries and benefits of Practice Professional Employees, which salaries and benefits shall be Practice Expenses only to the extent contained in the budget or otherwise approved by Pentegra. Pentegra shall not unreasonably withhold consent to such salaries/benefits of Practice Professional Employees being included in Practice Expenses if such inclusion would not have a material adverse effect on the anticipated or historically received Service Fee. Subject to the foregoing, decisions regarding hiring or firing dentists shall be made solely by the Practice.

                                      ARTICLE VI

                                 PRACTICE COVENANTS

    SECTION 6.1 ACKNOWLEDGEMENT OF PROPRIETARY INTEREST. The Practice recognizes the proprietary interest of Pentegra and the dental practices managed by Pentegra (collectively, "Pentegra Group") in any Confidential and Proprietary Information (as hereinafter defined) of Pentegra Group. The Practice acknowledges and agrees that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by the Practice during the term of this Agreement shall be the property of Pentegra Group. The Practice further acknowledges and understands that its disclosure of any Confidential and Proprietary Information will result in irreparable injury and damage to Pentegra Group. As used herein, "Confidential and Proprietary Information" means all trade secrets and other confidential and/or proprietary information of Pentegra Group, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information (other than the Practice's or the Dentists' patients, patient records or income and expense information prepared by the Practice) prepared or performed for, by or on behalf of Pentegra Group by its employees, officers, directors, agents, representatives, or consultants.

    SECTION 6.2 COVENANT NOT-TO-DIVULGE CONFIDENTIAL AND PROPRIETARY INFORMATION. The Practice acknowledges and agrees that Pentegra Group is entitled to prevent the disclosure of Confidential and Proprietary Information. The Practice agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence and not to disclose to any person, firm or corporation, other than to Practice Professional Employees and persons engaged by Pentegra to further the business of the Practice, and not to use except in the pursuit of the business of Pentegra Group, Confidential and Proprietary Information, without the prior written consent of Pentegra; unless (i) such information becomes known or available to the public generally through no wrongful act of the Practice or its employees, (ii) disclosure is required by law or the rule, regulation or order of any governmental authority under color of law, provided, that prior to disclosing any Confidential and Proprietary Information pursuant to this clause (ii), the Practice shall, if possible, give prior written notice thereof to Pentegra and provide Pentegra with the opportunity to contest such disclosure, or (iii) the Practice reasonably believes that such disclosure is required in connection with a lawsuit to which the Practice is a party.

    SECTION 6.3 RETURN OF MATERIALS TO PENTEGRA. In the event of any termination of this Agreement for any reason whatsoever, or at any time upon the request of Pentegra, the Practice will promptly deliver to Pentegra all documents, data and other information in the Practice's possession that contains any Confidential and Proprietary Information. The Practice shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing any Confidential and Proprietary Information, unless otherwise authorized in writing by Pentegra.

    SECTION 6.4 PROHIBITION ON DISPARAGING REMARKS. During the term of this Agreement, the Practice shall, and shall cause, the Dentists, the Practice Professional Employees and the Practice Employees to, refrain from making disparaging, negative or other similar remarks concerning the Pentegra Group to any third party that causes substantial harm to the Pentegra Group, except to the extent that any such person (a) is required to make such remarks by applicable law or regulation or judicial or regulatory process or
(b) makes such remarks in or in connection with any pending or threatened litigation or other legal proceeding.

    SECTION 6.5 RESTRICTIVE COVENANTS OF DENTISTS AND PRACTICE PROFESSIONAL EMPLOYEES. Each Employment Agreement executed between the Practice and Dentists and certain of the Employment Agreements executed between the Practice and Practice Professional Employees contain certain restrictive covenants pertaining to covenants not to compete with and not to divulge the confidential and proprietary information of Pentegra, the Dentists and the Practice. During the term of this Agreement, the Practice shall obtain written agreements which contain restrictive covenants reasonably approved by Pentegra (after consultation with the Practice) from each Practice Professional Employee (other than Practice Employees) associated with the Practice after the date hereof. During the term hereof, the Practice shall not amend, alter or otherwise change or terminate any Employment Agreement without the prior written consent of Pentegra. Following termination of this Agreement, the Practice shall not amend, alter or otherwise change any term or provision of the restrictive covenants contained in such Employment Agreement unless such provisions are no longer in force and effect pursuant to the terms of the applicable agreement at the time of termination of this Agreement.

    SECTION 6.6 ENFORCEMENT OF EMPLOYMENT AGREEMENTS. The Practice shall enforce the Employment Agreements, including, without limitation, the restrictive covenants contained therein. In the event that, after a request by Pentegra, the Practice does not pursue any remedy that may be available to it by reason of a breach or default of the restrictive covenants or any other provision of the Employment Agreements, upon the request of Pentegra, the Practice shall assign to Pentegra such Employment Agreements and the causes of action and/or other rights it may have related to such breach or default and shall cooperate with and provide reasonable assistance to Pentegra with respect thereto. The costs and expenses of the Practice and/or Pentegra in connection with pursuing such causes of action or other rights shall be Practice Expenses and any monetary recovery thereunder shall be Revenues.
The provisions of this SECTION 6.6 shall survive termination of this Agreement.

    SECTION 6.7 REMEDIES. Pentegra and the Practice acknowledge and agree that a remedy at law for any breach or attempted breach of the provisions of this ARTICLE VI shall be inadequate, and therefore, either party shall be entitled to specific performance and injunctive or other equitable relief in the event of any such breach or attempted breach, in addition to any other rights or remedies available to either party at law or in equity. Each party hereto waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of the restrictive covenants contained in the Employment Agreements or this ARTICLE VI relating to the restrictive period, scope of activity restricted and/or the territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to such provision of the restrictive covenants or this ARTICLE VI. The invalidity or non-enforceability of any provision of the restrictive covenants or this
ARTICLE VI in any respect shall not affect the validity or enforceability of the remainder of the restrictive covenants or this ARTICLE VI or of any other provisions of this Agreement.

                                  ARTICLE VII

                      FINANCIAL AND SECURITY ARRANGEMENTS

    The Practice and Pentegra agree that the compensation set forth in this
ARTICLE VII is being paid to Pentegra in consideration of the services provided and the substantial commitment and effort made by Pentegra hereunder and that such fees have been negotiated at arms' length and are fair, reasonable and consistent with fair market value.

    SECTION 7.1    COMPENSATION.

    (a) PRACTICE EXPENSES. Pentegra shall be entitled to compensation from the Practice equal to the amount of all Practice Expenses incurred during the term of this Agreement (determined pursuant to GAAP) (the "Practice Expenses").

    (b) SERVICE FEE. Pentegra shall be entitled to compensation from the Practice equal to the amount set forth on EXHIBIT 7.1(b) attached hereto and made a part hereof (the "Service Fee").

    (c) PAYMENT TERMS. The payments to be made to Pentegra under this Agreement shall be made at the end of each month, but no later than the 15th day after the end of each month (or the first preceeding day that is a business day if the 15th is not a business day). Pentegra shall be entitled to withdraw funds from the bank account(s) of the Practice established pursuant to SECTION
4.10 to pay Pentegra for Practice Expenses and the Service Fee.

    SECTION 7.2 CAPITAL MADE AVAILABLE BY PENTEGRA. As necessary from time to time and with the approval of the Practice, which shall not unreasonably be withheld, Pentegra may acquire assets to be utilized by the Practice, loan funds directly to the Practice or borrow funds on behalf of the Practice from outside sources to finance capital expenditures and for working capital needs ("Capital Funds"). All Capital Funds shall be documented in an intercompany account and shall bear interest (i) in the case of funds loaned directly from Pentegra or in the case of assets acquired by Pentegra to be utilized by the Practice, at Pentegra's prevailing rate, or if none, at the prime lending rate of NationsBank of Texas, N.A., or (ii) in the case of funds borrowed from an outside source, at such cost from the outside source, and shall be evidenced by a promissory note which shall provide for arms length repayment terms on substantially the same terms that an independent third-party lender would require.

    SECTION 7.3 SECURITY AGREEMENT. In order to secure their obligations hereunder, the Practice shall execute a Security Agreement in substantially the form attached hereto as EXHIBIT 7.3 (the "Security Agreement"), which Security Agreement grants a security interest in the Practice's accounts receivable (as more fully described in the Security Agreement) to Pentegra. In addition, the Practice shall cooperate with Pentegra and execute all necessary documents in connection with the pledge of such accounts receivable to Pentegra or at Pentegra's option, its lenders.


                                  ARTICLE VIII

                            INSURANCE AND INDEMNITY

    SECTION 8.1 INSURANCE TO BE MAINTAINED BY THE PRACTICE. During the term of this Agreement, the Practice shall maintain comprehensive professional liability insurance for itself and each Dentist and Clinic Professional Employee with such carrier as determined jointly by Pentegra and the Practice with limits per claim and per dentist to be agreed upon by Pentegra and the Practice and a separate limit for the Practice with such deductible as is mutually agreeable by Pentegra and the Practice. All malpractice premiums and deductibles related thereto shall be included in Practice Expenses. All costs, expenses and liabilities incurred by the Practice, any Dentist or Pentegra in excess of the limits of such policies shall be included in Excluded Practice Expenses.

    SECTION 8.2 INSURANCE TO BE MAINTAINED BY PENTEGRA. During the term of this Agreement, Pentegra will use commercially reasonable efforts to provide and maintain, as a Practice Expense, comprehensive professional liability insurance for all professional employees of Pentegra, and comprehensive general liability and property insurance covering the Practice premises and operations with such limits and coverages as may reasonably be determined to be appropriate by Pentegra.

    SECTION 8.3 CONTINUING LIABILITY INSURANCE COVERAGE. The Practice shall obtain or require the Dentists and the Practice Professional Employees to obtain continuing liability insurance coverage under either a "tail policy" or a "prior acts policy," with the same limits and deductibles as the insurance coverage provided pursuant to SECTION 8.1 upon the termination of such professional's relationship with the Practice for any reason. In the event that neither the Practice, the Dentists nor the Practice Professional Employee obtains such continuing liability insurance coverage, Pentegra may do so. The cost of such continuing liability insurance coverage shall be included in Practice Expenses unless such cost is borne by the Dentist or the Practice Professional Employee.

    SECTION 8.4 ADDITIONAL INSUREDS. The Practice and Pentegra agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs. The additional cost, if any, associated therewith shall be a Practice Expense.

    SECTION 8.5 INDEMNIFICATION. The Practice shall indemnify, defend and hold Pentegra and its officers, directors, shareholders, employees, agents and consultants (other than such persons who are also officers, directors, shareholders, employees, agents or consultants of the Practice) harmless, from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of services or the performance of any intentional acts, negligent acts or omissions by the Dentists, the Practice and/or their shareholders, employees and/or subcontractors (other than Pentegra or its employees) during the term of this Agreement or related to, resulting from or arising out of an Pentegra employee performing a dental or related function under the supervision of any Dentist, Practice Professional Employee or the Practice. Pentegra shall indemnify, defend and hold the Practice and its officers, shareholders, directors, employees, agents and consultants, harmless from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by Pentegra and/or its shareholders, employees and/or subcontractors (other than the Practice, Practice Professional Employees, the Dentists or their employees) during the term of this Agreement. In the event an indemnification obligation under the preceding sentence arises as a result of any act or omission of a person who is an officer, shareholder or other equity holder, director, employee, agent or consultant of the Practice and Pentegra, such person shall not be entitled to indemnification in connection therewith and any other adjustment as is equitable shall be made to Pentegra's indemnification obligation arising thereby.

                                ARTICLE IX

                           TERM AND TERMINATION

    SECTION 9.1 TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall expire on the 40th anniversary hereof unless earlier terminated pursuant to the terms of either SECTION 9.3 or SECTION 9.4 or automatically extended pursuant to the terms of SECTION 9.2.

    SECTION 9.2 EXTENDED TERM. Unless earlier terminated as provided for in either SECTION 9.3 or SECTION 9.4, the term of this Agreement shall be automatically extended for additional terms of five (5) years each, unless any party delivers to the other parties, not less than twelve (12) months nor earlier than fifteen (15) months prior to the expiration of the preceding term, written notice of such party's intention not to extend the term of this Agreement.

    SECTION 9.3 TERMINATION BY THE PRACTICE. The Practice may terminate this Agreement with respect to such party by giving written notice thereof to Pentegra (after the giving of any required notices and the expiration of any applicable waiting periods set forth below) upon the occurrence of any the following events:

         (a) Pentegra shall admit in writing its inability to generally pay its debts when due, apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a petition in bankruptcy or make an assignment for the benefit of creditors, or upon other action taken or suffered by Pentegra voluntarily or involuntarily, under any federal or state law for the benefit of creditors, except for the filing of a petition in involuntary bankruptcy against Pentegra which is dismissed within sixty (60) days thereafter.

         (b) Pentegra shall default in the performance of any material duty or material obligation imposed upon it by this Agreement and such default shall continue for a period of sixty (60) days after written notice thereof has been given to Pentegra by the Practice, provided that the Practice may terminate this Agreement, if and only if, such termination shall have been approved by the affirmative vote of the holders of two-thirds of the interests of the equity holders of the Practice.


    SECTION 9.4 TERMINATION BY PENTEGRA. Pentegra may terminate this Agreement in its entirety or with respect to the Practice by giving written notice thereof to the Practice (after the giving of any required notices and the expiration of any applicable waiting periods set forth below) upon the occurrence of any the following events:

         (a) The Practice shall admit in writing its inability to generally pay its debts when due, apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a petition in bankruptcy or make an assignment for the benefit of creditors, or upon other action taken or suffered by the Practice, voluntarily or involuntarily, under any federal or state law for the benefit of debtors, except for the filing of a petition in involuntary bankruptcy against the Practice which is dismissed within sixty (60) days thereafter.

         (b) The Practice shall default in the performance of any material duty or material obligation imposed upon it by this Agreement, and such default shall continue for a period of sixty (60) days after written notice thereof has been given to the Practice by Pentegra.

         (c) The Practice or any Dentist (i) engages in any conduct for which the Practice's or any Dentist's license to practice dentistry is revoked or suspended or is reasonably likely to be revoked or suspended and such conduct has a material adverse effect on the Practice, (ii) is otherwise disciplined by any licensing, regulatory or professional entity or institution, (iii) is the subject of any restrictions or limitations by any governmental authority to such an extent that he, she or it cannot engage in the practice of dentistry.

         (d) The Employment Agreement executed between the Practice and the Dentist shall be terminated (i) for any reason (other than the death or Disability of the Dentist) during the five year period beginning on the date hereof, or (ii) due to the breach by Dentist under the terms thereof following the five year period beginning on the date hereof.

    SECTION 9.5 EFFECTIVE DATE OF TERMINATION. Any termination of this Agreement shall be effective (the "Termination Date") as follows:

         (a) Immediately upon receipt of a termination notice pursuant to either SECTION 9.3, SECTION 9.4 or SECTION 3.11 (a "Termination Notice"); or

         (b) Upon the expiration of this Agreement pursuant to SECTIONS 9.1 and 9.2.

    SECTION 9.6 PURCHASE OF ASSETS. Upon the termination of this Agreement, subject to the provisions set forth below, the Practice shall have the option to, and Pentegra shall have the option to require the Practice to:

         (a) Purchase from Pentegra or its Affiliates, as the case may be, all assets, tangible and intangible, of Pentegra or its Affiliates that are used principally by the Practice in the conduct of its business and practice, other than Pentegra's or its Affiliates' accounting and financial records (the "Purchase Assets"), including, but not limited to, without duplication, (i) all equipment, furniture, fixtures, furnishings, inventory, supplies, improvements, additions and leasehold improvements utilized exclusively by the Practice, (ii) any real estate owned by Pentegra or its Affiliates that is occupied by or used for the benefit of the Practice, and (iii) all other tangible and intangible assets that would be set forth on a balance sheet of Pentegra or its Affiliates prepared as of the date of the Purchase Closing (as defined in SECTION 9.7) relating primarily to the Practice; and

         (b) Assume all of Pentegra's and its Affiliates' liabilities, debt, payables and other obligations (including lease and other contractual obligations), or portions thereof, which relate directly or are directly attributable to the Purchase Assets (the "Practice Related Liabilities").

The Practice shall be able to exercise its option under this Section (unless this Agreement is terminated pursuant to SECTION 9.4) and Pentegra shall be able to exercise its option under this Section (unless this Agreement is terminated pursuant to SECTION 9.3) by giving written notice thereof in the Termination Notice, if applicable, or prior to ninety (90) days before the Termination Date if this Agreement is terminated pursuant to SECTIONS 9.1 and 9.2. In connection with the purchase and sale of the Purchase Assets pursuant to SECTION 9.6, Pentegra shall convey the Purchase Assets free of any lien, claim or encumbrance, other than those arising out of the Practice Related Liabilities.

    SECTION 9.7 TERMS OF PURCHASE. The closing of the transactions contemplated by SECTION 9.6 (the "Purchase Closing") shall occur (a) on the Termination Date if this Agreement expires pursuant to the terms of SECTIONS 9.1 and 9.2, or (b) on a date mutually acceptable to the parties hereto that shall be within 180 days after receipt of a Termination Notice (or such later date as is necessary for Pentegra to obtain lessor consents to the assignment to the Practice of leases of real and personal property to be assumed by the Practice. Subject to the conditions set forth below, at the Purchase Closing, Pentegra and/or its Affiliates, as the case may be, shall transfer and assign the Purchase Assets to the Practice and in consideration therefor, the Practice shall (a) pay to Pentegra an amount in cash or, at the option of the Practice (subject to the conditions set forth below), Pentegra Common Stock (valued at the last reported sale price of Pentegra Common Stock on the exchange on which the Pentegra Common Stock is then listed or the last quoted ask price on any over-the-counter market through which the Pentegra Common Stock is then quoted on the last trading day immediately preceding the Purchase Closing), or some combination of cash and Pentegra Common Stock equal to the excess, if any, of the Fair Market Value of the Purchase Assets as of a date agreed upon by the parties or, if none, the date for which the Independent Financial Expert's determination is made, over the amount of the Practice Related Liabilities (the "Purchase Price") and (b) assume the Practice Related Liabilities. Each party shall execute such documents or instruments as is reasonably necessary, in the opinion of each party and its counsel, to effect the foregoing transaction. The Practice shall, and shall use its best efforts to cause each shareholder of the Practice to, execute such documents or instruments as may be necessary to cause the Practice to assume the Practice Related Liabilities and to release Pentegra and/or its Affiliates, as the case may be, from any liability or obligation with respect thereto. In the event the Practice desires to pay all or a portion of the Purchase Price in shares of Pentegra Common Stock, such transaction shall be subject to the satisfaction of each of the following conditions:

         (a) The holders of such shares of Pentegra Common Stock shall transfer to Pentegra good, valid and marketable title to the shares of Pentegra Common Stock, free and clear of all adverse claims, security interests, liens, claims, proxies, options, stockholders' agreements and encumbrances;

         (b) The holders of such shares of Pentegra Common Stock shall make such representations and warranties as to title to the stock, absences of security interests, liens, claims, proxies, options, stockholders' agreements and other encumbrances and other matters as reasonably requested by Pentegra; and

         (c) All other terms and conditions of any such proposed transaction and the effects thereof, including any legal or tax consequences, shall be reasonably satisfactory to Pentegra.

    SECTION 9.8 EXCEPTION TO PURCHASE. Notwithstanding anything contained herein to the contrary, Pentegra shall not be obligated to sell the Purchase Assets to the Practice if the Practice is not able to pay the Purchase Price pursuant to the terms set forth above and assume the Practice Related Liabilities at the Purchase Closing. In such event, the Practice shall surrender the Purchase Assets to Pentegra as of the Termination Date. If the Practice fails to so surrender the Purchase Assets, Pentegra may, without prejudice to any other remedy which it may have hereunder or otherwise, enter the Premises and take possession of the Purchase Assets and expel or remove the Practice and any other person who may be occupying the Premises or any part thereof.

    SECTION 9.9 EFFECT UPON TERMINATION. Upon the Termination Date, this Agreement shall terminate and shall be of no further force and effect; provided, however:

         (a) Upon termination of this Service Agreement pursuant to SECTION 9.4, the Practice shall assign the Employment Agreements and the patient records of the Practice to Pentegra or its designee (which may be any person or entity designated by Pentegra in its sole discretion) and execute all documents requested by Pentegra to evidence such assignment.

         (b) Pentegra shall use its best efforts to cooperate with the Practice for the appropriate transfer of management services.

         (c) Each party hereto shall provide the other party with reasonable access to books and records owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

         (d) Any amounts due and owing under the Capital Funds and all Practice Expenses and Service Fees owing and unpaid to either Pentegra or the Practice as of the Termination Date shall be paid promptly by the appropriate party. If not paid on or before ten (10) days from the date of demand for such payment, such failure to pay shall be deemed to be an event of default hereunder and Pentegra shall be entitled to enforce the Security Agreement and foreclose the collateral referenced therein.

         (e) Any and all covenants and obligations of either party hereto which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination of this Agreement, shall survive such termination, including, without limitation, the obligations of the parties pursuant to the following SECTIONS: 6.1, 6.2, 6.5, 6.6, 6.7, 8.5, 9.6, ARTICLE VII and the applicable provisions of ARTICLE X; provided, however, that Sections 6.5 and 6.6 hereof shall not survive termination of this Agreement pursuant to SECTION 9.3 hereof or termination of this Agreement pursuant to mutual consent of the parties hereto.


                                   ARTICLE X

                               GENERAL PROVISIONS

    SECTION 10.1 ASSIGNMENT. Pentegra shall have the right to assign its rights hereunder to any lender of Pentegra, any Affiliate of Pentegra or any successor to all or substantially all of the assets of Pentegra; provided that such assignee shall agree to be bound by the terms and conditions contained
heretin.   Pentegra shall have the right to
assign the items set forth in Section 9.9(a) to any person or entity in its sole discretion. The Practice shall not have the right to assign their rights or obligations hereunder without the prior written consent of Pentegra.

    SECTION 10.2 AMENDMENTS. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modification(s) or amendment(s) shall be attached hereto.

    SECTION 10.3 WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

    SECTION 10.4 ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

    SECTION 10.5 ATTORNEYS' FEES. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

    SECTION 10.6 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, the Practice and Pentegra shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between the Practice and Pentegra and without substantial economic detriment to either party. To the extent any act or service required of Pentegra in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the illegal practice of dentistry, the performance of said act or service by Pentegra shall be deemed waived and forever unenforceable and the provisions of this SECTION 10.6 shall be applicable. Neither party shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this SECTION 10.6 and SECTION 10.10.

    SECTION 10.7 OFFSET. Any and all amounts owing or to be paid by the Practice to Pentegra hereunder or otherwise shall be subject to offset and reduction PRO TANTO by any amounts that may be owing at any time by Pentegra to the Practice in connection with this Agreement or any other agreement between Pentegra and the Practice or any transaction contemplated hereby or thereby, as reasonably determined by Pentegra. If Pentegra determines that such offset is appropriate, written notice specifying the reason for such offset shall be given to the Practice at least ten (10) days prior to the due date of the payment to
be reduced.   In the event that the Practice disputes any amount to be offset hereunder by written notice given to Pentegra within five (5) days of receipt of the foregoing written notice by Pentegra, such dispute shall be subject to arbitration as set forth in SECTION 10.21 hereof.

    SECTION 10.8 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

    SECTION 10.9 ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    SECTION 10.10 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    SECTION 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF INCORPORATION OF THE PRACTICE AS OF THE DATE HEREOF.

    SECTION 10.12 NO WAIVER; REMEDIES CUMULATIVE. No party hereto shall by any act (except by written instrument pursuant to SECTION 10.2 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

    SECTION 10.13 COMMUNICATIONS. The Practice and Pentegra agree that good communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful operation of the Practice.

    SECTION 10.14 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

    SECTION 10.15 GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

    SECTION 10.16 REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

    SECTION 10.17 NOTICE. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

         If to Pentegra:     Pentegra Dental Group, Inc.
                             2999 N. 44th Street, Suite 650
                             Phoenix, Arizona 85018
                             Fax No.: (602) 952-0544
                             Attn:  President
        with a copy to:      Jackson Walker L.L.P.
                             901 Main Street, Suite 6000
                             Dallas, Texas  75202
                             Fax No.:  (214) 953-5822
                             Attn:  James S. Ryan, III

       If to the Practice:   See Exhibit 10.18

       with a copy to:       See Exhibit 10.18


    SECTION 10.18 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    SECTION 10.19 DEFINED TERMS. Terms used in the Exhibits attached hereto with their initial letter capitalized and not otherwise defined therein shall have the meanings assigned to such terms in this Agreement.

    SECTION 10.20  ARBITRATION.

    Upon the request of either Pentegra or the Practice (hereinafter referred to as a "Party"), whether made before or after the institution of any legal proceeding, any dispute among the parties hereto in any way arising out of, related to, or in connection with this Agreement (hereinafter a "Dispute"), shall be resolved by binding arbitration in accordance with the terms of this Section (hereinafter the "Arbitration Program").

    All Disputes between the Parties shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Arbitration Program, the Commercial Arbitration Rules of the AAA. In the event of any inconsistency between this Arbitration Program and those rules or statutes, then the terms of this Arbitration Program shall control.

    The parties hereto agree to adhere to all warranties and covenants (as described herein) until such time as the arbitration process has been completed and the arbitrators have determined each party's post-arbitration obligations and responsibilities as it relates to such warranties and covenants. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any Party at any time to seek or use ancillary or preliminary judicial or non-judicial self help remedies for the purposes of obtaining, perfecting, preserving, or foreclosing upon any personal property in which there has been granted a security interest or lien by a Party in the Documents. In Disputes involving indebtedness or other monetary obligations, each Party agrees that the other Party may proceed against all liable persons, jointly and severally against one or more of them, without impairing rights against other liable persons. Nor shall a Party be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person. A Party may release or settle with one or more liable persons as the Party deems fit without releasing or impairing rights to proceed against any persons not so released. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding.

    The party seeking arbitration shall notify the other Party, in writing, of that Party's desire to arbitrate a dispute; and each Party shall, within twenty
(20) days from the date such notification is received, select an arbitrator, and those two arbitrators shall select a third arbitrator within ten (10) days thereafter. The issues or claims in dispute shall be committed to writing, separately stated and numbered, and each party's proposed answers or contentions shall be signed below the questions. Failure by a party to select an arbitrator within the prescribed time period shall serve as that Party's acquiescence and acceptance of the other party's selection of arbitrator. The arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any Dispute shall be decided by a majority vote of three arbitrators, unless the claim or amount in controversy does not exceed $100,000.00, in which case a single arbitrator (who shall have authority to render a maximum award of $100,000.00, including all damages of any kind, costs and fees) may decide the Dispute. The arbitrators may grant any remedy or relief that the arbitrators deem just and equitable and within the scope of this Arbitration Program. The arbitrators may also grant such ancillary relief as is necessary to make effective the award. In all arbitration proceedings the arbitrators shall make specific and written findings of fact and conclusions of law. In all arbitration proceedings in which the amount in controversy exceeds $100,000.00, in the aggregate, the Parties shall have in addition to the statutory right to seek vacation or modification of any award pursuant to applicable law, the right to seek vacation or modification of any award that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to an appropriate court having jurisdiction;
provided, however, that any such application for vacation or modification of an award based on an incorrect ruling of law must be filed in a court having jurisdiction over the Dispute within 15 days from the date the award in rendered. The arbitrators' findings of fact shall be binding on all Parties and shall not be subject to further review except as otherwise allowed by applicable law.

    To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with AAA. Arbitration proceedings hereunder shall be conducted where agreed to in writing by the Parties or, in the absence of such agreement in Phoeniz, Arizona or the headquarters of Pentegra if other than Phoeniz, Arizona. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents, unless the Parties otherwise expressly agree in writing making specific reference to this Arbitration Program. To the extent permitted by applicable law, the arbitrator shall have the power to award recovery of all costs and fees (including attorney's fees, administrative fees, and arbitrators' fees) to the prevailing Party. This Arbitration Program may be amended, changed, or modified only by a writing which specifically refers to this Arbitration Program and which is signed by all the Parties. If any term, covenant, condition or provision of the Arbitration Program is found to be unlawful or invalid or unenforceable, such illegality or invalidity or unenforceable shall not affect the legality, validity or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part had not been included. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or by applicable law or regulation.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                         -------------------------------------

                                         By:
                                             ---------------------------------
                                         Title:
                                             ---------------------------------



                                         Pentegra Dental Group, Inc.


                                         By:
                                             ---------------------------------
                                         Title:
                                             ---------------------------------

                                  Exhibit 1.1(h)(iv)

               Additional Excluded Practice Expenses (i.e., "Addback")

                                     Exhibit 3.3

                                       Premises

                                    Exhibit 4.8(c)

                                    Practice Plans

                                     Exhibit 4.10

                                  DENTIST  AGREEMENT


    This Dentist Agreement (the "Agreement") is made and entered into as of the ______ day of _______________ , 1997, by and between ______________________
("Dentist") in favor of Pentegra Dental Group, Inc., a Delaware corporation ("Pentegra").

                                 W I T N E S S E T H:

    WHEREAS, __________________ ("Practice") and Pentegra have agreed to enter into that certain Service Agreement (herein so called) dated the date hereof, pursuant to which Pentegra is to provide certain management services to the Practice; and

    WHEREAS, as a condition to entering into the Service Agreement, Dentist has agreed to execute this Agreement.

    NOW, THEREFORE, for and in consideration of ________________________[part of the Acquisition Consideration] and other good and valuable consideration paid by Pentegra to the Dentist, the receipt and sufficiency of which are hereby acknowledged, Dentist hereby agrees as follows:

    SECTION 1. GUARANTY BY DENTIST. (a) For five years from the date hereof and for so long thereafter as (i) Dentist owns any equity or other interest in the Practice (as defined in the Service Agreement), (ii) Dentist is employed by the Practice, or (iii) Dentist is in breach of the Employment Agreement between the Practice and Dentist, Dentist hereby guarantees, absolutely and unconditionally, the full punctual and prompt payment and performance (when due) of each and every obligation of Practice under the Service Agreement ("Guaranty"). This Guaranty shall include payment of the Service Fee, Practice Expenses and all other obligations and liabilities of the Practice contained in the Service Agreement. This is a guaranty of payment and performance and not a guaranty of collection. This Guaranty shall extend to and cover every extension, amendment or renewal of the Service Agreement and shall bind the Guarantor irrespective of the existence, value or condition of any collateral or security interest of Pentegra.

    (b) This Guaranty is made and accepted upon the following terms and conditions:

    Without notice to or the consent of the Dentist, Pentegra may renew, amend or extend the time, manner, place or terms of payment of the obligations under the Service Agreement or any renewal or extension thereof, and/or Pentegra may supplement, change, amend, substitute, modify or alter the obligations arising under the Service Agreement without in any way changing, releasing or discharging Dentist from liability and obligation hereunder;

    Dentist waives notice of presentment, and notice of protest, default or dishonor of the Service Agreement or any renewal or extension thereof;

    Dentist waives any right to require Pentegra to (1) proceed against the Practice, (2) proceed against or exhaust any security held by Pentegra, or
    (3) pursue any other remedy that Pentegra has or to which it may be entitled;

    Dentist agrees to pay reasonable attorney's fees and court costs which may be incurred by Pentegra in the enforcement of this Guaranty;

    The liability of the Dentist shall remain and continue in full force and effect in spite of the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property of the Practice or marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or any similar proceeding affecting, the Practice or any of its assets;

    Until the Service Agreement is terminated and/or all obligations and liabilities thereunder are satisfied, Dentist hereby waives and releases any right of subrogation that Dentist has or to which Dentist may be entitled.

    If any of the following events occur or shall be continuing (an "Event of Default"):

         (1) A breach or event of default occurs under the terms of the Service Agreement and continues beyond any grace period, if any, provided therein for the curing of such default;

         (2) Default in the performance or observance of any agreement, covenant, term or condition contained herein and such failure to cure such default within five (5) days from notice of such default given to Dentist;

Pentegra may declare the obligations of Dentist hereunder and thereunder to be due and/or performable by Dentist under the terms hereof and thereof.

    (c) Pentegra does not, by its execution of this Agreement, waive any rights it may have against the Practice. No failure, omission or delay on the part of Pentegra in exercising any rights hereunder or in taking any action to collect or enforce payment or performance of any obligation to which this Guaranty applies or in enforcing observance or performance of any agreement, covenant, term or condition to be performed or observed under the Service Agreement either against the Practice or any other person primarily or secondarily liable with the Practice, shall operate as a waiver of any such right or in any manner prejudice the rights of Pentegra against the Dentist.

    SECTION 2.     POWER OF ATTORNEY FOR BILLING.   In order to enable
Pentegra to perform its services under the Service Agreement, the Dentist hereby appoints Pentegra for the term of this Agreement to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients, insurance companies, managed care payors, government payors and other third-party payors in the Dentist's name and on its behalf; (ii) to collect accounts receivable resulting from such billing in the Dentist's name and on its behalf; (iii) to receive payments on behalf of the Dentist from insurance companies, prepayments received from health care plans, government payors and all other third party payors; (iv) to take possession of and endorse in the name of the Dentist (and/or in the name of an individual dentist, such payment intended for purpose of payment of a bill related to the Dentist), any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable and to open, close and otherwise deal with bank accounts in the name of the Dentist but which are managed by Pentegra; and (v) with the consent of Dentist, such consent not to be unreasonably withheld, to initiate the institution of legal proceedings in the name of the Dentist to collect any accounts and monies owed to the Dentist, to enforce the rights of the Dentist as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payors. The Dentist may perform the functions or exercise the rights set forth in this Section only with the consent of Pentegra. The Dentist shall cooperate with and at the request of Pentegra shall provide reasonable assistance to Pentegra with the functions set forth herein. Pentegra agrees that any initiation of collection proceedings shall not be done in a manner as to injure the reputation of Dentist.

    SECTION 3. INDEMNIFICATION. The Dentist shall indemnify, defend and hold Pentegra and its officers, directors, shareholders, employees, agents and consultants (other than such persons who are also officers, directors, shareholders, employees, agents or consultants of the Practice) harmless, from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), not covered by insurance

(including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of services or the performance of any intentional acts, negligent acts or omissions by the Dentist during the term of the Service Agreement or related to, resulting from or arising out of an Pentegra employee performing a dental or related function under the supervision of the Dentist.

    SECTION 4. SALE OF OWNERSHIP OF THE PRACTICE. Dentist acknowledges and agrees that, for a period of five (5) years from the date hereof and for so long thereafter as Dentist is a party to the Employment Agreement with the Practice and is not in breach thereof (other than upon termination of the Service Agreement pursuant to SECTION 9.3 thereof), Dentist shall not pledge, encumber, grant a security interest in, sell, transfer or otherwise dispose of any interest (equity, participation or otherwise) in the Practice, whether presently held or hereafter acquired, without the prior written consent of Pentegra.

    SECTION 5.     ACKNOWLEDGEMENT OF PROPRIETARY INTEREST.   Dentist
recognizes recognizes the proprietary interest of Pentegra and the dental practices managed by Pentegra (collectively, "Pentegra Group") in any Confidential and Proprietary Information (as hereinafter defined) of Pentegra Group. Dentist acknowledges and agrees that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by the Dentist during the term of this Agreement shall be the property of Pentegra Group. Dentist further acknowledges and understands that its disclosure of any Confidential and Proprietary Information will result in irreparable injury and damage to Pentegra Group. As used herein, "Confidential and Proprietary Information" means all trade secrets and other confidential and/or proprietary information of Pentegra Group, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information (other than the Practice's or the Dentists' original patient records) prepared or performed for, by or on behalf of Pentegra Group by its employees, officers, directors, agents, representatives, or consultants.

    SECTION 6. COVENANT NOT-TO-DIVULGE CONFIDENTIAL AND PROPRIETARY INFORMATION. Dentist acknowledges and agrees that Pentegra Group is entitled to prevent the disclosure of Confidential and Proprietary Information. Dentist agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence and not to disclose to any person, firm or corporation, other than to Practice Professional Employees (as defined in the Service Agreement) and persons engaged by Pentegra to further the business of the Practice, and not to use, except in the pursuit of the business of Pentegra Group, Confidential and Proprietary Information, without the prior written consent of Pentegra; unless (i) such information becomes known or available to the public generally through no wrongful act of Dentist or its employees, (ii) disclosure is required by law or the rule, regulation or order of any governmental authority under color of law, provided, that prior to disclosing any Confidential and Proprietary Information pursuant to this clause (ii) Dentist shall, if possible, give prior written notice thereof to Pentegra and provide Pentegra with the opportunity to contest such disclosure, or (iii) Dentist reasonably believes that such disclosure is required in connection with a lawsuit to which Dentist is a party.

    SECTION 7. NON-SOLICITATION OF PATIENTS. Dentist agrees that for five years from the date hereof and two years following the termination of Dentist's employment with the Practice and/or ownership interest in the Practice, Dentist shall not induce or attempt to influence any employee of the Practice or Pentegra to terminate his or her employment, or to hire any such employee, whether or not so induced or influenced, except that any such employee may be hired with the prior written consent of the Practice or Pentegra, as applicable, or (iv) solicit, induce or attempt to influence any patient of the Practice or any dental practice managed by Pentegra to cease treatment by or to begin treatment at any dental office not managed or affiliated with the Practice or Pentegra.

    SECTION 8. RETURN OF MATERIALS TO PENTEGRA. In the event of termination of the Service Agreement or at any time upon the request of Pentegra, Dentist will promptly deliver to Pentegra all documents, data and other information in Dentist's possession that contains any Confidential and Proprietary Information. Dentist shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing any Confidential and Proprietary Information, unless otherwise authorized in writing by Pentegra.

    SECTION 9. ASSIGNMENT OF EMPLOYMENT AGREEMENT. Dentist acknowledges and agrees that in the event of an Event of Default, the Practice shall be required to assign the Employment Agreement executed between the Practice and the Dentist to Pentegra or its authorized designee pursuant to the terms of the Service Agreement; and the Dentist hereby agrees that he shall execute all documentation evidencing such assignment.

    SECTION 10. OPTION TO PURCHASE PRACTICE EQUITY INTEREST AND PATIENT RECORDS. Upon the occurrence of an Event of Default or termination of the Service Agreement pursuant to SECTION 9.4 thereof, Pentegra shall have the option to cause any legally authorized designee of Pentegra (to be selected by Pentegra in its sole discretion) to: (i) purchase the ownership interests of Dentist in the Practice for the sum of the amounts paid by the Dentist for such equity interests and (ii) purchase the patient records of Dentist for the sum of ten dollars. The Practice and Dentist hereby agree that in the event of the exercise of such option, each shall cooperate regarding the
giving of the requisite patient notification of such assignment.   Dentist
and the Practice hereby agree to execute any and all documentation evidencing the transfer of such equity interest and patient records, including without limitation, transfer and delivery of the stock certificates or other documents evidencing such equity ownership, an assignment of the patient records and charts and a notification letter to be forwarded to such patients. The option contained herein shall not be exercisable by Pentegra upon the death or Disability (as defined in the Service Agreement) of Dentist.

    SECTION 11. ASSIGNMENT. Pentegra shall have the right to assign its rights hereunder to any lender of Pentegra, any affiliate of Pentegra or any successor to all or substantially all of the assets of Pentegra; provided that such assignee shall agree to be bound by the terms and conditions
contained herein.   Pentegra shall have the right to assign the items set
forth in Section 10 to any person or entity in its sole discretion. Dentist shall not have the right to assign its rights or obligations hereunder without the prior written consent of Pentegra.

    SECTION 12. AMENDMENTS; WAIVER. This Agreement shall not be modified or amended, and no provision hereof shall be waived, except by a written document executed by both parties to this Agreement.

    SECTION 13. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

    Section 14. ATTORNEYS' FEES. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

    SECTION 15. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

    Section 16. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    SECTION 17. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF INCORPORATION OF THE PRACTICE AS OF THE DATE HEREOF.

    SECTION 19. NO WAIVER; REMEDIES CUMULATIVE. No party hereto shall by any act (except by written instrument pursuant to SECTION 10.2 hereof), of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

    SECTION 20. NOTICE. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

         If to Pentegra:     Pentegra Dental Group, Inc.
                             2999 N. 44th Street, Suite 650
                             Phoenix, Arizona 85018
                             Fax No.: (602) 952-0544
                             Attn:  President

         with a copy to:     Jackson Walker L.L.P.
                             901 Main Street, Suite 6000
                             Dallas, Texas  75202
                             Fax No.: (214) 953-5822
                             Attn:  James S. Ryan, III

         If to the Dentist:
                            ------------------------------------
                            ------------------------------------
                            ------------------------------------
                             Fax No.:
                                      --------------------------


         with a copy to:
                            ------------------------------------
                            ------------------------------------
                            ------------------------------------
                             Fax No.:
                                      --------------------------

    SECTION 21. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    SECTION 22. ARBITRATION. Upon the request of either Pentegra or the Dentist (hereinafter referred to as a "Party"), whether made before or after the institution of any legal proceeding, any dispute arising out of, related to, or in connection with this Agreement (hereinafter a "Dispute"), shall be resolved by binding arbitration in accordance with the terms of this Section (hereinafter the "Arbitration Program").

    All Disputes between the Parties shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Arbitration Program, the Commercial Arbitration Rules of the AAA. In the event of any inconsistency between this Arbitration Program and those rules or statutes, then the terms of this Arbitration Program shall control.

    The parties hereto agree to adhere to all warranties and covenants (as described herein) until such time as the arbitration process has been completed and the arbitrators have determined each party's post-arbitration obligations and responsibilities as it relates to such warranties and covenants. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any Party at any time to seek or use ancillary or preliminary judicial or non-judicial self help remedies for the purposes of obtaining, perfecting, preserving, or foreclosing upon any personal property in which there has been granted a security interest or lien by a Party in the Documents. In Disputes involving indebtedness or other monetary obligations, each Party agrees that the other Party may proceed against all liable persons, jointly and severally against one or more of them, without impairing rights against other liable persons. Nor shall a Party be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person.
 A Party may release or settle with one or more liable persons as the Party deems fit without releasing or impairing rights to proceed against any persons not so released. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding.

    The party seeking arbitration shall notify the other Party, in writing, of that Party's desire to arbitrate a dispute; and each Party shall, within twenty (20) days from the date such notification is received, select an arbitrator, and those two arbitrators shall select a third arbitrator within ten (10) days thereafter. The issues or claims in dispute shall be committed to writing, separately stated and numbered, and each party's proposed answers or contentions shall be signed below the questions. Failure by a party to select an arbitrator within the prescribed time period shall serve as that Party's acquiescence and acceptance of the other party's selection of arbitrator. The arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any Dispute shall be decided by a majority vote of three arbitrators, unless the claim or amount in controversy does not exceed $100,000.00, in which case a single arbitrator (who shall have authority to render a maximum award of $100,000.00, including all damages of any kind, costs and fees) may decide the Dispute. The arbitrators may grant any remedy or relief that the arbitrators deem just and equitable and within the scope of this Arbitration Program. The arbitrators may also grant such ancillary relief as is necessary to make effective the award. In all arbitration proceedings the arbitrators shall make specific and written findings of fact and conclusions of law. In all arbitration proceedings in which the amount in controversy exceeds $100,000.00, in the aggregate, the Parties shall have in addition to the statutory right to seek vacation or modification of any award pursuant to applicable law, the right to seek vacation or modification of any award that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to an appropriate court having jurisdiction; provided, however, that any such application for vacation or modification of an award based on an incorrect ruling of law must be filed in a court having jurisdiction over the Dispute within 15 days from the date the award in rendered. The arbitrators' findings of fact shall be binding on all Parties and shall not be subject to further review except as otherwise allowed by applicable law.

    To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with AAA. Arbitration proceedings hereunder shall be conducted where agreed to in writing by the Parties or, in the absence of such agreement in Phoeniz, Arizona or the headquarters of Pentegra if other than Phoeniz, Arizona. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents, unless the Parties otherwise expressly agree in writing making specific reference to this Arbitration Program. To the extent permitted by applicable law, the arbitrator shall have the power to award recovery of all costs and fees (including attorney's fees, administrative fees, and arbitrators' fees) to the prevailing Party. This Arbitration Program may be amended, changed, or modified only by a writing which specifically refers to this Arbitration Program and which is signed by all the Parties. If any term, covenant, condition or provision of the Arbitration Program is found to be unlawful or invalid or unenforceable, such illegality or invalidity or unenforceable shall not affect the legality, validity or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part had not been included. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or by applicable law or regulation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                Practice


                                By:
                                    ----------------------------------------
                                Title:
                                    ----------------------------------------



                                Pentegra Dental Group, Inc.


                                By:
                                    ----------------------------------------
                                Title:
                                    ----------------------------------------

                                    Exhibit 7.1(b)

________________ percent (____%) of Practice Accrual Earnings (the "Service Fee"). Practice Accrual Earnings shall be defined as Revenues, earned on the accrual basis of accounting and applying GAAP concepts, less Practice Expenses.

                                         [or]

$________ per year to be renegotiated in good faith between the parties hereto prior to each anniversary hereof.

                                         [or]

Sixteen percent (16%) of Revenues, not to exceed thirty-five percent (35%) of Practice Accrual Earnings (the "Service Fee"). Practice Accrual Earnings shall be defined as Revenues, earned on the accrual basis of accounting and applying GAAP concepts, less Practice Expenses.

                                         [or]

For the first _____ calendar years following the date hereof, the greater of (i) __________ percent (____%) of Practice Accrual Earnings, or $___________; and thereafter __________ percent (____%) of Practice Accrual Earnings (the "Service Fee"). Practice Accrual Earnings shall be defined as Revenues, earned on the accrual basis of accounting and applying GAAP concepts, less Practice Expenses.

                                     Exhibit 7.3

                              Form of Security Agreement

                                    Exhibit 10.18

                                Addresses for Notices